News Release

NASDAQ-GM — “TEAM”
FOR IMMEDIATE RELEASE, January 9, 2009
TechTeam Global Announces New Chairman and Presiding Director
President and CEO Gary J. Cotshott appointed Board Chairman
SOUTHFIELD, MICHIGAN, January 9, 2009...TechTeam Global, Inc. (NASDAQ: “TEAM”), a worldwide provider of information technology, enterprise support and business process outsourcing services, today announced the election of Gary J. Cotshott, the Company’s president and chief executive officer, to the position of chairman of its board of directors. In a related appointment, retired U.S. Air Force Gen. John P. Jumper, former Air Force Chief of Staff, was elected by the board as its presiding director to lead executive sessions of independent members of the board.
Mr. Cotshott replaces Alok Mohan, who is resigning as chairman to rebalance his time across various business and personal interests. Mr. Mohan will continue in his role as a board member.
“We are disappointed that Alok has chosen to resign as chairman but are fortunate to have his continued leadership, experience and knowledge on the board. For the past two and a half years, he has worked tirelessly on behalf of the Company and our shareholders,” said Mr. Cotshott. “He has been a key advisor in our strategic, business and management transformation. We are grateful for his contributions and assistance in transforming the business on behalf of all shareholders.”
“We believe in good governance and Gen. Jumper is an outstanding choice for presiding director,” continued Mr. Cotshott. “He is a respected board colleague with proven leadership skills and the highest standards of integrity.”
About TechTeam Global, Inc.
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 from the United States or visit our Web sites at www.techteam.com and www.techteam.eu. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.”
Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking

News Release

statements include statements regarding, among other things, the potential impact of this acquisition on the company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. There can be no assurance that it will have the impact on the company’s financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the company on the date hereof, and the company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.
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Contacts:

TechTeam Global, Inc.	Boscobel Marketing	Boscobel Marketing
Chris Donohue	Communications	Communications
VP, Global Strategy &	Jessica Klenk	Michael Rudd
Marketing	(301) 588-2900 Ext. 121	(301) 588-2900 Ext. 155
(248) 357-2866	jklenk@boscobel.com	mrudd@boscobel.com
cdonohue@techteam.com